UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

GOUVERNEUR BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56605	37-2102925
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

42 Church Street, Gouverneur, New York 13642

(Address of principal executive offices) (Zip Code)

(315) 287-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2025, Gouverneur Bancorp, Inc. (the “Company”), the holding company for Gouverneur Savings and Loan Association (the “Bank”), announced that the Board of Directors of the Company and the Bank has appointed Stephen M. Jefferies as the President and Chief Executive Officer of the Company and the Bank, and as a member of the Board of Directors of the Company and the Bank, effective as of September 2, 2025.

Mr. Jefferies, age 61, served as President and Chief Executive Officer of Community Bank & Trust, located in LaGrange, Georgia, from March 2022 to April 2025. Prior to that time, Mr. Jefferies was the Chief Lending Officer at U.S. Eagle Federal Credit Union, located in Albuquerque, New Mexico, from April 2017 to March 2022. Mr. Jefferies also served as Senior Vice President and Chief Lending Officer of Flagship Community Bank, located in Clearwater, Florida, from June 2005 to April 2017, and in various roles at other financial institutions from July 1986 to June 2005.

In connection with his appointment as President and Chief Executive Officer, Mr. Jefferies will receive an annual base salary of $250,000 and will be eligible to participate in benefit plans and arrangements generally made available to the Company’s and Bank’s executive management team. In addition, Mr. Jefferies will also receive an initial grant of 10,000 stock options and 4,000 shares of Company restricted stock, to be granted within six months of his start date, which will vest over a five-year period subject to Mr. Jefferies’ continued employment with the Company and the Bank.

In connection with his appointment as a director of the Company and the Bank, Mr. Jefferies will receive the Company’s standard director compensation, which currently consists of a $27,600 annual cash retainer. Mr. Jefferies was not appointed to serve on any committees of the Board of Directors of the Company or the Bank in connection with his appointment as a director of the Company and the Bank.

There are no family relationships between Mr. Jefferies and any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which Mr. Jefferies has been selected to serve as President and Chief Executive Officer, or as a director, of the Company and the Bank. Except as set forth above, there have been no transactions directly or indirectly involving Mr. Jefferies that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

Concurrent with the appointment of Mr. Jefferies as President and Chief Executive Officer of the Company and the Bank, Charles C. Van Vleet, Jr. notified the Board of Directors that he will retire as Interim President and Chief Executive Officer of the Company and the Bank, effective as of September 2, 2025. Mr. Van Vleet currently intends to remain with the Company and the Bank through December 31, 2025, or such other date as is mutually determined by Mr. Van Vleet and the Company, and will work closely with Mr. Jefferies during the transition period.

A copy of the Company’s press release announcing Mr. Jefferies’ appointment as President and Chief Executive Officer, and as director, of the Company and the Bank is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

Number	Description
99.1	Press Release dated August 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOUVERNEUR BANCORP, INC.

Date: August 12, 2025	By:	/s/ James D. Campanaro
James D. Campanaro
Vice President and Chief Financial Officer